Exhibit 10.2

Lock-Up Agreement

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By Facsimile ( )	By Facsimile ((804) 648-3404)
China Yuan Hong Fire Control Group Holdings Ltd	Anderson & Strudwick, Incorporated
Baisha Meilin Industrial Area	707 East Main Street
Nan’an City, Fujian Province 362300	20th Floor
Richmond, Virginia 23219
Attn: Zhuang Zhuge	Attn: L. McCarthy Downs, III,
President	Senior Vice President

Re: Lock-Up Agreement

Dear Mr. Zhuang and Mr. Downs:

The undersigned understands that Anderson & Strudwick, Incorporated (the “Placement Agent”), proposes to enter into a Placement Agreement with China Yuan Hong Fire Control Group Holdings Ltd (the “Company”), providing for the public offering (the “Offering”), by the Placement Agent of a minimum of 2,000,000 ordinary shares and a maximum of 2,500,000 ordinary shares (the “Shares”).

In consideration of the Placement Agent’s agreement to undertake the Offering of the Shares on a “best efforts, minimum/maximum” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell or grant any Shares or any securities convertible into or exercisable or exchangeable for the Shares or any warrants to purchase the Shares (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of (a) as to one-half of the Shares now or in the future beneficially owned by the undersigned, ninety (90) days after the date of effectiveness or commencement of sales of the public offering and (b) as to the other one-half of such Shares now or in the future beneficially owned by such individual, one hundred ninety (190) days after the date of effectiveness or commencement of sales of the public offering. The obligations under this lock-up period are separate from any obligations that may relate to the Make Good Escrow Agreement to be entered between the Placement Agent, an escrow agent, the Company and certain shareholders of the Company on the date hereof.

The undersigned understands that the Company, the Placement Agent and the Representatives will proceed with the Offering in reliance upon this Lock-up Agreement.

Very truly yours,

By:
Name:
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